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                                                                    EXHIBIT 99.8

                           MARINER HEALTH GROUP, INC.
      PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 28, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur W. Stratton, Jr., M.D. and David N. Hansen, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at a special meeting of stockholders of Mariner Health Group, Inc. (the "Company") to be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, on July 28, 1998 at 10:00 a.m., local time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

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   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
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     Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

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---   PLEASE MARK VOTES
 X    AS IN THIS EXAMPLE.
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
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      MARINER HEALTH GROUP, INC.                                                              FOR   AGAINST   ABSTAIN
-------------------------------------      1. The approval and adoption of the Agreement     -----   -----     -----
                                              and Plan of Merger, dated as of April 13,      |   |   |   |     |   |
Mark box at right if an                       1998, among Paragon Health Network, Inc.,      -----   -----     -----
address change or comment                     a Delaware corporation ("Paragon"), the
has been noted on the                         Company and Paragon Acquisition Sub, Inc.,
reverse side of this                          a Delaware corporation and a wholly-owned
card.                                         subsidiary of Paragon.

RECORD DATE SHARES:

                                           2. Such other business as may properly come       -----   -----     -----
                                              before the meeting, including any motion       |   |   |   |     |   |
                                              to adjourn the meeting to a later date         -----   -----     -----
                                              to permit further solicitation of
                                              proxies, or any postponements or
                                              adjournments thereof.


Please be sure to sign and date this Proxy.   Date
                                                   ----------------------

                   Stockholder sign here                   Co-owner sign here
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